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                                                                EXHIBIT 5.1

                      [Andrews & Kurth L.L.P. Letterhead]





                                 July 31, 1997


Board of Directors
Ocean Energy, Inc.
8440 Jefferson Highway, Suite 420
Baton Rouge, Louisiana 70809

Gentlemen:

         We have acted as counsel to Ocean Energy, Inc., a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $200,000,000 aggregate principal amount of its 8 7/8% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") for its existing 8 7/8% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture, dated as of July 2, 1997, between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture").

         In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In such examination, we have assumed and have not verified (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and (iv) that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined. In addition, as the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

         Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Exchange Notes, (a) when exchanged in the manner described





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Ocean Energy, Inc.
July 31, 1997
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in the Registration Statement, (b) when duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) when applicable provisions of "blue sky" laws have been complied with, will be legally issued and constitute binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indenture and the Exchange Notes.

         The opinion expressed above with respect to the Exchange Notes may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including reasonableness, materiality, good faith and fair dealing. Such opinion is also subject to the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which proceedings may be brought.

         This opinion is limited in all respects to the Delaware General Corporation Law, the laws of the State of New York, and the laws of the United States of America insofar as such laws are applicable. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the firm name under the heading "Legal Matters" in the Registration Statement.

                               Very truly yours,


                               /s/ Andrews & Kurth L.L.P.

1210/1249/2698